Exhibit 21.1

Subsidiaries of Mediacom Communications Corporation

	State of Incorporation	Names under which
Subsidiary	or Organization	subsidiary does business

Mediacom LLC	New York	Mediacom LLC
Mediacom Arizona LLC	Delaware	Mediacom Arizona Cable Net
Mediacom Cable LLC
Mediacom California LLC	Delaware	Mediacom California LLC
Mediacom Capital Corporation	New York	Mediacom Capital Corporation
Mediacom Delaware LLC	New York	Mediacom Delaware LLC
Maryland Mediacom Delaware
Mediacom Illinois LLC	Delaware	Mediacom Illinois LLC
Mediacom Indiana LLC	Delaware	Mediacom Indiana LLC
Mediacom Indiana Partnerco LLC	Delaware	Mediacom Indiana Partnerco
Mediacom Indiana Holdings, L.P.	Delaware	Mediacom Indiana Holdings, L.P.
Mediacom Iowa LLC	Delaware	Mediacom Iowa LLC
Mediacom Minnesota LLC	Delaware	Mediacom Minnesota LLC
Mediacom Southeast LLC	Delaware	Mediacom Southeast LLC
Mediacom New York LLC
Mediacom Wisconsin LLC	Delaware	Mediacom Wisconsin LLC
Zylstra Communications Corporation	Minnesota	Zylstra Communications Corporation
Illini Cable Holding, Inc.	Illinois	Illini Cable Holding, Inc.
Illini Cablevision of Illinois, Inc.	Illinois	Illini Cablevision of Illinois, Inc.
Mediacom Broadband LLC	Delaware	Mediacom Broadband LLC
Mediacom Broadband Corporation	Delaware	Mediacom Broadband Corporation
MCC Georgia LLC	Delaware	MCC Georgia LLC
MCC Illinois LLC	Delaware	MCC Illinois LLC
MCC Iowa LLC	Delaware	MCC Iowa LLC
MCC Missouri LLC	Delaware	MCC Missouri LLC
MCC Telephony, LLC	Delaware	MCC Telephony, LLC
MCC Telephony of Florida, LLC	Delaware	MCC Telephony of Florida, LLC
MCC Telephony of Georgia, LLC	Delaware	MCC Telephony of Georgia, LLC
MCC Telephony of Illinois, LLC	Delaware	MCC Telephony of Illinois, LLC
MCC Telephony of Iowa, LLC	Delaware	MCC Telephony of Iowa, LLC
MCC Telephony of Missouri, LLC	Delaware	MCC Telephony of Missouri, LLC
Mediacom Enterprise Solutions, Inc.	Delaware	MCC Enterprises Solutions, Inc.
MCC Enterprise, Inc.	Delaware	MCC Enterprises, Inc.
MCC Telephony of the Mid-Atlantic, LLC	Delaware	MCC Telephony of the Mid-Atlantic, LLC
MCC Telephony of the Mid-West, LLC	Delaware	MCC Telephony of the Mid-West, LLC
MCC Telephony of the South, LLC	Delaware	MCC Telephony of the South, LLC
MCC Telephony of Minnesota, LLC	Delaware	MCC Telephony of Minnesota, LLC
MCC Telephony of the West, LLC	Delaware	MCC Telephony of the West, LLC
Mediacom Arizona Cable Network LLC	Delaware	Mediacom Arizona Cable Network LLC
Mediacom Management Corporation	Delaware	Mediacom Management Corporation
Mediacom Cable TV I LLC	New York	Mediacom Cable TV I LLC